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                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated December 13, 1995, appearing on page F-17 of System Software Associates, Inc. Annual Report on Form 10-K for the year ended October 31, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                          Price Waterhouse LLP

Chicago, Illinois
June 21, 1996